EXHIBIT (i)(2)

 CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 260 to the Registration Statement of Eaton Vance Mutual Funds Trust (1933 Act File No. 002-90946) of my opinion dated May 28, 2015 which was filed as Exhibit (i) to Post-Effective Amendment No. 242.

/s/ Velvet R. Regan
Velvet R. Regan, Esq.

April 26, 2016

Boston, Massachusetts